                                                                    Exhibit 20.2


                           INFOSPACE, INC. AND PRIO
                 PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1999
                                  (Unaudited)
(In Thousands)


                                                                              Pro Forma     Pro Forma
          ASSETS                                InfoSpace, Inc.      Prio     Adjustments   Combined
                                                ----------------  ----------  ------------  ---------
Current assets:
 Cash and cash equivalents                             $ 29,456    $  8,529                 $ 37,985
 Short-term investments                                 124,720                              124,720
 Accounts receivable, net of allowance                    6,540         124                    6,664
 Interest receivable                                      3,322                                3,322
 Notes receivable                                        11,394                               11,394
 Prepaid expenses and other assets                       10,117         386                   10,503
                                                       --------    --------      --------   --------
                                                        185,549       9,039                  194,588

Long-term investments                                    71,417                               71,417
Property and equipment, net                               4,502       3,496                    7,998
Intangible assets, net                                   73,827                               73,827
Other investments                                        16,779         259                   17,038
Other                                                       497         221                      718
                                                       --------    --------      --------   --------
Total assets                                           $352,571    $ 13,015      $      0   $365,586
                                                       ========    ========      ========   ========

                                               LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable                                      $  1,865    $    945                 $  2,810
 Accrued expenses and other current
  liabilities                                            16,598       1,878                   18,476
 Notes and leases payable - short term                                1,042                    1,042
 Deferred revenues                                        2,481         217                    2,698
                                                       --------    --------      --------   --------
 Total current liabilities                               20,944       4,082                   25,026

Notes and leases payable - long term                                    614                      614
Other long term liabilities                                              71                       71

Shareholders' equity:
 Preferred stock                                                     69,387       (69,387)         0
 Common stock, par value $.0001                              10                                   10
 Common stock                                                         3,143        (3,143)         0
 Additional paid-in capital                             368,369                    72,530    440,899
 Accumulated deficit                                    (35,690)    (62,822)                 (98,512)
 Unrealized loss from investments                                                                  0
 Notes receivable for common stock                                      (10)                     (10)
 Accumulated other comprehensive income                   1,317                                1,317
 Deferred expense - warrants                             (2,311)                              (2,311)
 Unearned compensation- stock options                       (68)     (1,450)                  (1,518)
                                                       --------    --------                 --------
   Total stockholders equity                            331,627       8,248             0    339,875
                                                       --------    --------                 --------
Total liabilities and stockholders' equity             $352,571    $ 13,015      $      0   $365,586
                                                       ========    ========      ========   ========


                        INFOSPACE, INC. AND PRIO, INC.
            PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

                     For the year ended December 31, 1999
                                  (Unaudited)
                                (In thousands)


                                                                              Pro Forma       Pro Forma
                                          InfoSpace, Inc.          Prio       Adjustments      Combined
                                          ---------------      ------------  -------------    ----------
Revenues                                  $    36,908             $    483                     $ 37,391
Cost of revenues                                5,259                2,009                        7,268
                                          -----------             --------          -----      --------
Gross profit                                   31,649               (1,526)                      30,123

Operating expenses:
 Product development                            3,189                8,126                       11,315
 Sales and marketing                           23,695                6,305                       30,000
 General and administrative                     9,688                2,899                       12,587
 Amortization of intangibles                    3,223               17,652                       20,875
 Acquisition and related charges               13,250                                            13,250
 Other - non-recurring charges                 11,359                                            11,359
                                          -----------             --------          -----      --------
  Total operating expenses                     64,404               34,982                       99,386
                                          -----------             --------          -----      --------
  Loss from operations                        (32,755)             (36,508)                     (69,263)
Other income (expense), net                    11,074                  642                       11,716
Equity in loss from joint venture                 (12)                 (12)                         (24)
                                          -----------             --------          -----      --------
Net Loss                                  $   (21,693)            $(35,878)                    $(57,571)
                                          ===========             ========          =====      ========
Basic and diluted net loss per share      $     (0.23)                                         $  (0.59)
                                          ===========             ========          =====      ========
Shares used in computing basic and
 diluted net loss per share calculations       93,566                               4,312        97,878
                                          ===========             ========          =====      ========

Weighted Average Share Capital
------------------------------
Preferred Stock                            16,713,665
Common Stock                                5,381,414
                                          -----------
 Total                                     22,095,079
                                          ===========

Exchange Ratio                              0.0975894

InfoSpace Common Stock                      2,156,246
1/5/00 2 for 1 split                        4,312,491

Numbers do not reflect the 2 for 1 stock split that was effected on 4/6/00.

                        INFOSPACE, INC. AND PRIO, INC.
            PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

                     For the Year Ended December 31, 1998
                                  (Unaudited)
                                (In thousands)

                                                                              Pro Forma      Pro Forma
                                            InfoSpace, Inc.        Prio      Adjustments     Combined
                                            ---------------    ------------  -----------    ----------
Revenues                                     $    9,623           $      9                    $  9,632
Cost of revenues                                  1,635                696                       2,331
                                              ---------           --------      --------      --------
Gross profit                                      7,988               (687)                      7,301

Operating expenses:
 Product development                              1,245              6,323                       7,568
 Sales and marketing                              6,286              4,497                      10,783
 General and administrative                       4,575              2,802                       7,377
 Amortization of intangibles                        710                                            710
 Acquisition and related charges                  2,800                                          2,800
 Other - non-recurring charges                    4,500                                          4,500
                                             ----------           --------      --------      --------
  Total operating expenses                       20,116             13,622                      33,738
                                             ----------           --------      --------      --------

  Loss from operations                          (12,128)           (14,309)                    (26,437)
Other income (expense), net                         434                167                         601
Equity in loss from joint venture                  (125)                (8)                       (133)
                                             ----------           --------      --------      --------

Net Loss                                     $  (11,819)          $(14,150)                   $(25,969)
                                             ==========           ========      ========      ========

Basic and diluted net loss per share         $    (0.22)                                      $  (0.44)
                                             ==========           ========      ========      ========

Shares used in computing basic and
 diluted net loss per share calculations         54,847                            4,277        59,124
                                             ==========           ========     =========      ========

Weighted Average Share Capital
------------------------------
Preferred Stock                              16,713,665
Common Stock                                  5,199,044
                                            -----------
 Total                                       21,912,709
                                            ===========

Exchange Ratio                                0.0975894

InfoSpace Common Stock                        2,138,448
1/5/00 2 for 1 split                          4,276,896


Numbers do not reflect the 2 for 1 stock split that was effected on 4/6/00.

                        INFOSPACE, INC. AND PRIO, INC.
            PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

                     For the Year Ended December 31, 1997
                                  (Unaudited)
                                (In thousands)

                                                                                Pro Forma     Pro Forma
                                            InfoSpace, Inc.       Prio         Adjustments     Combined
                                            ----------------  -------------   -------------   -----------
Revenues                                    $   1,742             $    74                       $ 1,816
Cost of revenues                                  418                  74                           492
                                            ---------             -------          -------      -------
Gross profit                                    1,324                   0                         1,324

Operating expenses:
 Product development                              383               3,976                         4,359
 Sales and marketing                            1,477               2,985                         4,462
 General and administrative                       944               1,341                         2,285
 Amortization of intangibles                       64                                                64
 Acquisition and related charges
 Other - non-recurring charges                    137                                               137
                                            ---------             -------          -------      -------
  Total operating expenses                      3,005               8,302                        11,307
                                            ---------             -------          -------      -------
  Loss from operations                         (1,681)             (8,302)                       (9,983)
Other income (expense), net                        20                  20                            40
Equity in loss from joint venture

Net Loss                                    $  (1,661)            $(8,282)                      $(9,943)
                                            =========             =======          =======      =======

Basic and diluted net loss per share        $   (0.04)                                          $ (0.21)
                                            =========             =======          =======      =======
Shares used in computing basic and
 diluted net loss per share calculations       44,114               2,967                        47,081
                                            =========             =======          =======      =======

Weighted Average Share Capital
------------------------------
Preferred Stock                             9,570,935
Common Stock                                5,631,451
                                           ----------
 Total                                     15,202,386
                                           ==========

Exchange Ratio                              0.0975894

InfoSpace Common Stock                      1,483,592
1/5/00 2 for 1 split                        2,967,183


Numbers do not reflect the 2 for 1 stock split that was effected on 4/6/00.

                         INFOSPACE, INC. AND PRIO INC.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                       CONSOLIDATED FINANCIAL STATEMENTS

1.   The Periods Combined

     The InfoSpace, Inc. consolidated statements of operations for the years ended December 31, 1999, 1998 and 1997 have been combined with the Prio, Inc. statements of operations for the period from January 1, 1997 to December 31, 1999, as if the merger had occurred as of the beginning of the period.

2.   Pro Forma Basis of Presentation

     The pro forma adjustments made in connection with the development of the pro forma information have been made solely for purposes of developing such pro forma information as necessary to comply with the disclosure requirements of the Securities Exchange Commission. The Unaudited Pro Forma Combined Consolidated Financial Statements do not purport to be indicative of the combined financial position or results of operations of future periods or indicative of the results of operations of future periods or indicative of the results that actually would have been realized had the entities been a single entity during these periods.

     The Unaudited Pro Forma Combined Statement of Operations for the years ended December 31, 1999, 1998 and 1997 reflect the equivalent shares of InfoSpace, Inc. Common Stock in exchange for all of the outstanding stock, warrants, and options of Prio Inc. The pro forma adjustments reflect the additional shares that would be used in computing basic and diluted earnings per share as if the merger had occurred at the beginning of the period.

3.   Pro Forma Earnings Per Share

     The Unaudited Pro Forma Combined Consolidated Financial Statements for InfoSpace, Inc. have been prepared as if the merger was completed at the beginning of the periods presented. The pro forma basic net loss per share is based on the combined weighted average number of shares of InfoSpace, Inc. Common Stock outstanding during the period and the number of InfoSpace, Inc. Common Stock to be issued in exchange as discussed in Note 2.

     The Pro Forma diluted loss per share is computed using the weighted average number of InfoSpace, Inc. Common Stock and dilutive common equivalent shares outstanding during the period and the number of shares of InfoSpace.com, Inc. Common Stock to be issued in exchange. Common equivalent shares consist of the incremental common shares issuable upon conversion of the exercise of stock options and warrants using the treasury stock method. Common equivalent shares are excluded from the computation if their effect is antidilutive. The combined Company had a pro forma net loss for all periods presented herein; therefore, none of the options and warrants outstanding during each of the periods presented were included in the computation of pro forma dilutive earnings per share as they were antidilutive.

4.   Pro Forma Statements of Operations Adjustments

     The objective of the pro forma information is to show what the significant effects on the historical financial information might have been had the Companies been merged for the periods presented.